UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

a
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements.

Inventory Financing Arrangement

On January 17, 2024 (the “Effective Date”), Calumet Specialty Products Partners, L.P. (the “Partnership”), Calumet Shreveport Refining, LLC (“Calumet Shreveport”), Calumet Refining, LLC (“Calumet Refining” and, together with Calumet Shreveport, the “Sellers”), each a subsidiary of the Partnership, and J. Aron & Company LLC (“J. Aron”) entered into a Monetization Master Agreement (the “Master Agreement”), and the Sellers and J. Aron entered into a related Financing Agreement (the “Financing Agreement”) and Supply and Offtake Agreement (the “Supply and Offtake Agreement” and, together with the Master Agreement and the Financing Agreement, the “Facility Documents”). Pursuant to the Facility Documents, J. Aron agreed to, among other things, purchase from the Sellers, or extend to the Sellers, financial accommodations secured by crude oil and finished products located at Calumet Shreveport’s refinery in Shreveport, Louisiana on the Effective Date and from time to time, up to maximum volumes specified for crude oil and categories of finished products, subject to the Sellers’ repurchase obligations with respect thereto.

The Supply and Offtake Agreement, dated June 19, 2017, among the Partnership, Calumet Shreveport, Calumet Refining and Macquarie Energy North America Trading Inc. (as amended through the date hereof, the “Macquarie S&O Agreement”) terminated on January 17, 2024 pursuant to its terms. The arrangements under the Facility Documents entered into with J. Aron replaced the arrangements under the Macquarie S&O Agreement.

The foregoing descriptions of the Facility Documents are qualified in their entirety by reference to the Master Agreement, the Financing Agreement and the Supply and Offtake Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated by reference herein.

Fourth Amendment to Third Amended and Restated Credit Agreement

On January 17, 2024, the Partnership and its subsidiaries party to the Third Amended and Restated Credit Agreement dated as of February 23, 2018 (as amended an in effect on the date hereof and as further amended or otherwise modified from time to time, the “Credit Agreement”), entered into the Fourth Amendment to Third Amended and Restated Credit Agreement (the “Fourth Amendment”). The Fourth Amendment amended certain covenants and other provisions of the Credit Agreement.

In addition, the Fourth Amendment provides, subject to fulfillment of certain additional conditions precedent, for an increase in the facility size and adjustment to the pricing therefor, and the inclusion of certain refinery assets of Calumet Montana Refining, LLC in the determination of the borrowing base. The Partnership expects to satisfy such additional conditions precedent on or before February 15, 2024, although there can be no assurances that such conditions precedent will be satisfied by such date or at all.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the copy thereof attached hereto as Exhibit 10.4, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 23, 2024, the Partnership issued a press release announcing the matters described under Item 1.01 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Monetization Master Agreement, dated as of January 17, 2024, among J. Aron & Company LLC, Calumet Shreveport Refining, LLC, Calumet Refining, LLC and Calumet Specialty Products Partners, L.P.
10.2	Financing Agreement, dated as of January 17, 2024, among J. Aron & Company LLC, Calumet Shreveport Refining, LLC and Calumet Refining, LLC.
10.3	Supply and Offtake Agreement, dated as of January 17, 2024, among J. Aron & Company LLC, Calumet Shreveport Refining, LLC and Calumet Refining, LLC.
10.4

Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of January 17, 2024, by and among Calumet Specialty Products Partners, L.P., Bank of America, N.A, and the other parties signatory thereto.

99.1	Press release dated January 23, 2024.
104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

January 23, 2024	By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer